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                                                                    Exhibit 12-6

                       MICHIGAN CONSOLIDATED GAS COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                          Twelve Months Ended December 31
                                      ----------------------------------------------------------------------
                                         2005         2004            2003            2002          2001
                                      ----------   -----------     -----------     -----------   -----------
(Millions of Dollars)
Earnings:
    Pretax earnings..............     $       (1)   $       10     $        45     $        32   $       (66)
       Adjustments...............              2            (3)              -               -             -
       Fixed charges.............             59            59              58              62            61
                                      ----------   -----------     -----------     -----------   -----------
Net earnings                          $       60    $       66     $       103     $        94   $        (5)
                                      ----------    ----------     -----------     -----------   -----------
Fixed charges:
    Interest expense.............     $       57    $       57     $        57     $        60   $        59
       Adjustments...............              2             2               1               2             2
                                      ----------    ----------     -----------     -----------   -----------
Fixed charges                         $       59    $       59     $        58     $        62   $        61
                                      ----------    ----------     -----------     -----------   -----------

Ratio of earnings to fixed charges          1.02          1.12            1.77            1.53   $       (66)
                                      ==========   ===========     ===========     ===========   ===========



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(1)   The earnings for the twelve-month period ended December 31, 2001 were not adequate to cover fixed charges. The amount of the deficiency was $66,432,000. The Ratio of Earnings to Fixed Charges excluding unusual charges would have been 1.62.